Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

ESCONDIDO INNOVATIONS, INC.

ARTICLE One

The name of the corporation is Escondido Innovations, Inc.

ARTICLE Two

The address of the corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE Three

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE Four

A.           The Corporation shall be authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of all classes of stock that the Corporation shall have authority to issue shall be 115,000,000, divided as follows: the total number of shares of Common Stock that the Corporation shall have authority to issue shall be 100,000,000 and each of such shares shall have a par value of $0.001, and the total number of shares of Preferred Stock that the Corporation shall have the authority to issue shall be 15,000,000, and each of such shares shall have a par value of $0.001.

B.           Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors of the Corporation (the “Board”), each of said series to be distinctly designated. The powers, preferences, and relative, participating, optional, and other special rights, and the qualifications, limitations, or restrictions thereof, if any, of each such series may differ from those of any and all other series of Preferred Stock at any time outstanding, and the Board is hereby expressly granted authority to fix or alter, by resolution or resolutions, the designation, number, voting powers, preferences, and relative, participating, optional, and other special rights, and the qualifications, limitations, and restrictions thereof, of each such series, including, but not limiting the generality of the foregoing, the following:

(1)         The distinctive designation of, and the number of shares of Preferred Stock that shall constitute, such series, which number the Board may thereafter (except where otherwise provided in the Preferred Stock designation) increase or decrease (but not below the number of shares thereof then outstanding);

(2)         The rights in respect of dividends, if any, on such series of Preferred Stock, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or any other series of the same or other class or classes of capital stock of the Corporation, the dates upon which such dividends shall be payable, and whether such dividends shall be cumulative or noncumulative;

(3)         The right, if any, of the holders of such series of Preferred Stock to convert the same into, or exchange the same for, shares of any other class or classes or of any other series of the same or any other class or classes of capital stock or other securities of the Corporation, and the terms and conditions of such conversion or exchange;

(4)         Whether or not shares of such series of Preferred Stock shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions on which, shares of such series of Preferred Stock may be redeemed;

(5)         The rights, if any, of the holders of such series of Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation or in the event of any merger or consolidation of or sale of assets by the Corporation;

(6)         The terms of any sinking fund or redemption or purchase account, if any, to be provided for shares of such series of Preferred Stock;

(7)         Restrictions on the issuance of shares of the same series or of any other class or series; and

(8)         The voting powers, if any, of the holders of any series of Preferred Stock generally or with respect to any particular matter, which may be less than, equal to, or greater than one vote per share, and which may, without limiting the generality of the foregoing, include the right, voting as a series by itself or together with the holders of any other series of Preferred Stock or all series of Preferred Stock as a class, to elect one or more directors of the Corporation generally or under such specific circumstances and on such conditions, as shall be provided in the resolution or resolutions of the Board adopted pursuant hereto, including, without limitation, in the event there shall have been a default in the payment of dividends on or redemption of any one or more series of Preferred Stock.

C.           Common Stock.

(1)         Dividend Rights. Subject to the prior rights of holders of Preferred Stock and any other classes and series of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board.

(2)         Liquidation Rights. Upon the liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and the amounts to which the holders of Preferred Stock, and any other classes or series of the Corporation’s capital stock ranking prior to the Common Stock shall be entitled, the holders of Common Stock, together with the holders of any shares of the Corporation’s capital stock ranking on parity with the Common Stock as to the rights to assets upon liquidation, dissolution or liquidation, shall be entitled to share ratably in the remaining assets of the Corporation.

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(3)         Redemption. The Common Stock is not redeemable.

(4)         Voting Rights. Subject to the voting rights of the Preferred Stock, the holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of this Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law and this Certificate of Incorporation, as amended from time to time.

D.           Record Ownership of Stock. The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

ARTICLE Five

In furtherance of, and not in limitation of, the powers conferred by law, the Board is expressly authorized and empowered:

A.           to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that the Bylaws adopted by the Board of Directors under the powers hereby conferred may be amended or repealed by the Board or by the stockholders having voting power with respect thereto; and

B.           from time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to inspection of stockholder; and, except as so determined or as expressly provided in this Certificate of Incorporation or in any Preferred Stock designation, no stockholder shall have any right to inspect any account, book or document of the Corporation other than such rights as may be conferred by applicable law.

The Corporation may in its Bylaws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

ARTICLE Six

Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in the Certificate of Incorporation to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed by the Bylaws of the Corporation and may be increased or decreased from time to time in such manner as may be prescribed by the Bylaws.

Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

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Subject to the rights of the holders of any series of Preferred Stock, or any other series or class of stock as set forth in this Certificate of Incorporation, to elect additional directors under specified circumstances, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders and until such director’s successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Board shall shorten the term of any incumbent director.

Meetings of the stockholders of the corporation may be held within or without the State of Delaware, as the Bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the General Corporation Law of the State of Delaware) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the corporation.

ARTICLE Seven

To the fullest extent permitted by the General Corporation Law of the State of Delaware, a director or former director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director of the corporation; provided, that the foregoing provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit.

If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the liability of directors, the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as amended.

Any repeal or modification of this Article Seven shall not adversely affect any right or protection of a director of the corporation existing hereunder with respect to any act or omission occurring prior to or at the time of such repeal or modification.

The provisions of this Article Seven shall not be deemed to limit or preclude indemnification of a director by the corporation for any liability of a director which has not been eliminated by the provisions of this Article Seven.

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ARTICLE Eight

Each person who is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executor, administrators or estate of such person), shall be indemnified by the Corporation, such indemnification to include the advancement of legal expenses, all in accordance with the Bylaws of the Corporation, to the fullest extent permitted from time to time by the General Corporation Law of the State of Delaware as the same exists or may hereinafter be amended (but, if permitted by applicable law, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereafter in effect. The Corporation may, by action of the Board of Directors, provide indemnification to employees and agents of the Corporation, and to persons serving as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, at the request of the Corporation, with the same scope and effect as the foregoing indemnification of directors and officers. The Corporation shall be required to indemnify any person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board or is a proceeding to enforce such person’s claim to indemnification pursuant to the rights granted by this Certificate of Incorporation or otherwise by the Corporation. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article Eight. Any amendment or repeal of this Article Eight shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

ARTICLE Nine

The name and mailing address of the incorporator is as follows:

James G. Garvey, Jr.

1730 E. Warner Rd., #10-106

Tempe, Arizona 85284

ARTICLE Ten

The initial Board of Directors of the corporation shall consist of four (4) persons. The names and mailing addresses of the persons to serve as the initial directors are:

James G. Garvey, Jr.

do Escondido Innovations, Inc.

1730 E. Warner Rd., #10-106

Tempe, Arizona 85284

Jeffrey Bassas

do Escondido Innovations, Inc.

1730 E. Warner Rd., #10-106

Tempe, Arizona 85284

Chris Johnson

do Escondido Innovations, Inc.

1730 E. Warner Rd., #10-106

Tempe, Arizona 85284

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Tony Baker

c/o Escondido Innovations, Inc.

1730 E. Warner Rd., #10-106

Tempe, Arizona 85284

ARTICLE Eleven

Subject to any conditions imposed by law, the corporation expressly denies the application of the Arizona Corporate Takeover Laws, Arizona Revised Statutes 10-2701 et seq., or any successor thereto.

ARTICLE Twelve

Except as may be expressly provided in this Certificate of Incorporation, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation or a Preferred Stock designation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article Eleven; provided, however, that any amendment or repeal of Article Seven or Article Eight of this Certificate of Incorporation shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal, and provided further that no Preferred Stock designation shall be amended after the issuance of any shares of the series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock designation and the requirements of applicable law.

I, THE UNDERSIGNED, for the purposes of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate of Incorporation, and do certify that the facts herein stated are true.

DATED this 10th day of July, 2007.

/s/ James G. Garvey
James G. Garvey, Jr., Incorporator

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